Exhibit 10.4

SUBSTITUTE MEMBERSHIP AGREEMENT

SUBSTITUTE MEMBERSHIP AGREEMENT, dated as of December 19, 2008 (the “Agreement”), between PetroTech Holdings Corp. (the “Assignor”) and PetroAlgae Inc. (the “Assignee”).

WHEREAS, certain Persons have entered into an Amended and Restated Limited Liability Company Agreement of PetroAlgae, LLC (the “LLC”) (as such Agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “LLC Agreement”), dated as of February 16, 2007 (terms used and not otherwise defined herein are used as defined in the LLC Agreement);

WHEREAS, pursuant to a Consent Agreement, dated as of August 14, 2008, the Assignor was admitted as a Member of the LLC;

WHEREAS, the Assignor has agreed to irrevocably and unconditionally assign its membership and related Units in the LLC to the Assignee;

WHEREAS, Assignor is the controlling shareholder of Assignee, and Assignee is an Affiliate of Assignor;

WHEREAS, Assignor has agreed to assign its membership and related Units in the LLC to a Permitted Transferee; and

WHEREAS, the assignment by Assignor, together with the transfers by certain holders of Class B Units of the LLC of such Class B Units to the Assignee in exchange for common stock of the Assignee, is intended to constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, in accordance with the LLC Agreement, upon execution and delivery of this Agreement to the LLC, the Assignee shall become a Member of the LLC entitled to exercise or receive any of the rights, powers or benefits of a Member.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. The Assignment. Notwithstanding any provision in the LLC Agreement to the contrary, the Assignor hereby irrevocably and unconditionally assigns, transfers and conveys to the Assignee all of the Assignor’s rights, powers and benefits as a Member of the LLC and all of the Assignor’s rights and Units in the LLC. The Assignee hereby agrees to become a Member of the LLC in the place and stead of the Assignor and, in accordance with Section 7.2(b) of the LLC Agreement, Assignee hereby assumes all obligations of Assignor set forth in the LLC Agreement and, in accordance with Section 7.3(a) of the LLC Agreement, Assignee hereby expressly adopts the provisions of the LLC Agreement.

SECTION 2. Admission. Notwithstanding any provision in the LLC Agreement to the contrary, contemporaneously with the assignment described in Section 1 of this Agreement, the Assignee shall be deemed admitted as a Member of the LLC.

SECTION 3. Withdrawal. Notwithstanding any provision in the LLC Agreement to the contrary, immediately following the admission of the Assignee as a Member of the LLC, the Assignor shall and does hereby withdraw from the LLC as a Member of the LLC, and thereupon shall cease to be a Member of the LLC, and shall thereupon cease to have or exercise any rights or powers of a Member of the LLC .

SECTION 4. Continuation of the LLC. The parties hereto agree that the assignment of the Units by the Assignor, the admission of the Assignee as a Member of the LLC and the withdrawal of the Assignor as a Member of the LLC shall not dissolve the LLC and the business of the LLC shall continue without dissolution.

SECTION 5. Books and Records; Certificates; Acknowledgment of Transfer. The Board shall take all necessary action under the Delaware Limited Liability Company Act and the LLC Agreement to evidence the withdrawal of the Assignor from the LLC as a Member of the LLC and the admission of the Assignee to the LLC as a Member of the LLC. The Board further acknowledges that the transfer of Units in accordance with the terms of this Agreement is in full compliance with the requirements of Article VII of the LLC Agreement.

SECTION 6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the LLC Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

SECTION 7. LLC Agreement in Effect. Except as hereby amended, the LLC Agreement shall remain in full force and effect.

SECTION 8. Obligations of the Assignee. The Assignee, as a Member, agrees (i) to be bound by all of the terms and conditions of the LLC Agreement, and (ii) to assume all of Assignor’s obligations under the LLC Agreement.

SECTION 9. Representations and Warranties.

(a) The Assignor represents and warrants as follows:

(i) This Agreement is the legal, valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms.

(ii) The Assignor is the legal and beneficial owner of the Units being assigned by it hereunder and such Units are free and clear of any adverse claims or liens.

(b) The Assignee represents and warrants that this Agreement is the legal, valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms.

SECTION 10. Beneficiaries. This Agreement and all obligations hereunder shall be binding upon each of the parties hereto and any of their respective successors and assigns. The LLC and its Members shall be express third party beneficiaries of Assignee’s obligations under this Agreement.

SECTION 11. Consents. The Board, on behalf of the LLC, hereby consents for all purposes to (a) the transfer by the Assignor to the Assignee of the assigned Units, (b) the withdrawal of the Assignor as a Member from the LLC, (c) the admission of the Assignee as a Member of the LLC, (d) the addition of Assignee as a Member on the Information Exhibit to the LLC Agreement, and (e) the continuation of the business of the LLC without dissolution.

SECTION 12. Modification and Waiver. No supplement, modification, waiver or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile of an executed signature page hereof shall be effective as delivery of an executed counterpart hereof.

SECTION 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this Agreement as of the day and year first above written.

PETROTECH HOLDINGS CORP.
As Assignor

By:	/s/ Patrick Regan
Name:	Patrick Regan
Title:	Authorized Signatory

PETROALGAE INC.
As Assignee

By:	/s/ David Szostak
Name:	David Szostak
Title:	President

[SUBSTITUTE MEMBERSHIP AGREEMENT]

Consented to and agreed upon as of the day first written above:

THE BOARD OF DIRECTORS OF PETROALGAE, LLC on behalf of PETROAGAE, LLC

/s/ Sayan Navaratnam
Name:	Sayan Navaratnam
Title:	Director

/s/ John Scott
Name:	John Scott
Title:	Director

/s/ Isaac Szpilzinger
Name:	Isaac Szpilzinger
Title:	Director

[SUBSTITUTE MEMBERSHIP AGREEMENT]